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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statement of Evans Withycombe Residential, Inc. on Form S-3, as amended (File No. 333-17805), and the related Prospectus, of our reports dated December 17, 1996 with respect to the Statements of Excess of Revenues over Specific Operating Expenses of Parkview Terrace Club Apartments and Redlands Lawn & Tennis Club Apartments for the year ended December 31, 1995, in the Current Report of Evans Withycombe Residential, Inc. on Form 8-K, dated December 24, 1996.



                                                              Ernst & Young, LLP



Phoenix, Arizona
December 24, 1996